                     NEWS
www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS FOURTH
QUARTER RESULTS AND RECORD EARNINGS IN 2004

————————————

2004 Highlights Include:

•	Record net income of $66.7 million, up 10%
•	Earnings per share of $.94, up 9%
•	Return on equity of 17.03%
•	Strong consumer loan growth of 20%
•	Core deposit growth of 9%
•	Decrease in non-performing assets of 21%

ANN ARBOR, Michigan—January 13, 2005—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the year ended December 31, 2004 of $66,684,000, an increase of 10% over net income of $60,726,000 earned in 2003. Diluted earnings per share were $.94, up 9% from $.86 earned in 2003. Net income generated returns of 1.18% on average assets and 17.03% on average shareholders’ equity for the year ended December 31, 2004.

“Republic had an outstanding year,” commented Dana M. Cluckey, President and Chief Executive Officer. “The Company’s three business lines all contributed to our profitability and growth and worked well together to serve our customers. We believe the earning asset and deposit growth in 2004, combined with our strong capital position and solid asset quality will provide the momentum necessary for another successful year in 2005,” added Mr. Cluckey.

Net income for the fourth quarter was $16,804,000, an increase of 15% over net income of $14,625,000 earned for the same period in 2003. Diluted earnings per share were $.24, an increase of 14% over the $.21 earned in 2003. Annualized returns on average assets and average shareholders’ equity for the fourth quarter of 2004 were 1.17% and 16.44%, respectively.

Results for 2004 reflect solid performance from the Company’s three business lines.

Retail Banking
•	Retail banking results were very strong during 2004. The direct consumer loan portfolio, primarily home equity loans, grew $123 million, or 20% over 2003. The Company also had excellent growth in core deposits, which increased $133 million, or 9% for the year.

Commercial Banking
•	The commercial loan portfolio grew $54 million, or 4% over 2003. SBA closings for the year were a record $53 million, up 13% from 2003.

Mortgage Banking
•	During 2004, the Company originated $2.0 billion in single-family residential mortgages. In addition, the residential mortgage portfolio grew $138 million, or 7% over 2003. At December 31, 2004, the Company’s mortgage loan pipeline of applications in process was $350 million.

Income Statement
Net interest income increased $7.4 million, or 5%, for the year ended December 31, 2004 compared to 2003. The increase was primarily the result of a 15% increase in average earning assets for the year. For the year ended December 31, 2004, the Company’s net interest margin was 2.83%. For the quarter ended December 31, 2004, the net interest margin was 2.88%.

Total noninterest income, excluding mortgage banking income, increased $2.8 million, or 13%, for the year ended December 31, 2004 compared to 2003. The increase was primarily due to higher gains on sale of SBA loans.

Total noninterest expense decreased $10.6 million, or 10% for the year ended December 31, 2004 compared to 2003. The decrease was primarily a result of a decrease of $3.6 million in salaries and employee benefits related to incentives, temporary services, employee benefits and payroll taxes reflecting significantly lower residential mortgage closing volume for 2004 compared to 2003. The decrease in other noninterest expense of $6.8 million related to decreases in state income taxes, loan collection expenses, advertising and other expenses.

The Company’s efficiency ratio for the year ended December 31, 2004 was 47.34%, which compares favorably to our peer group.

Asset Quality and Capital
The Company’s asset quality remains very sound. Total non-performing assets decreased $9.0 million, or 21%, from December 31, 2003. Net charge-offs to total average loans were only 10 basis points for the year ended December 31, 2004 and remain substantially below the Company’s peer group.

During the fourth quarter of 2004, the Company repurchased 272,500 shares at an average price of $15.47 per share under the 2003 Stock Repurchase Program. For the year ended December 31, 2004, the Company repurchased 527,500 shares at an average price of $14.94. The 2003 Stock Repurchase Program has 1,900,352 shares available for repurchase at December 31, 2004.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At December 31, 2004, the Company’s total risk-based capital ratio was a strong 13.00% and the Tier 1 leverage ratio was 7.97%.

Other Announcements
As announced this week, Republic Bancorp was named to FORTUNE’s “100 Best Companies to Work For” for the fifth year. Republic ranked as the 3rd Best Company to Work For and the #1 Best Small Company to Work For in the country. Also, Republic ranked #1 of the Michigan-based companies on FORTUNE’s list.

About the Company
Republic Bancorp Inc., with $5.7 billion in assets, is the third largest bank holding company headquartered in Michigan and the 79th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 95 retail, commercial and mortgage banking offices and 90 ATMs. Republic has been the #1 Small Business Administration bank lender based in Michigan for 10 years and one of the Midwest’s top retail mortgage lenders. Republic was recently named as the 3rd Best Company to Work For by FORTUNE magazine (marking the fifth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the fourth year in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Dec. 31, 2003
		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$53,671	$61,070	$60,868	$63,858
Mortgage loans held for sale	105,318	153,875	54,836	135,360
Securities available for sale	620,794	682,343	754,632	607,450
Securities held to maturity (at cost)	222,757	231,286	240,081	156,555
Loans	4,463,975	4,432,060	4,356,280	4,157,514
Less allowance for loan losses	(41,818)	(44,167)	(43,086)	(40,271)
Net loans	4,422,157	4,387,893	4,313,194	4,117,243
Federal Home Loan Bank stock (at cost)	80,511	80,508	80,503	80,500
Premises and equipment	26,493	26,868	27,400	26,928
Bank owned life insurance	112,978	111,883	110,813	108,330
Other assets	71,000	66,784	69,166	57,464
Total assets	$5,715,679	$5,802,510	$5,711,493	$5,353,688

LIABILITIES
Noninterest-bearing deposits	$274,747	$283,813	$294,355	$256,265
Interest-bearing deposits:
NOW accounts	203,553	201,437	189,904	184,217
Savings and money market accounts	1,103,675	1,049,146	1,065,516	1,054,857
Certificates of deposit under $100,000	662,357	666,538	665,841	678,758
Certificates of deposit $100,000 or greater	801,879	769,141	608,565	641,172
Total interest-bearing deposits	2,771,464	2,686,262	2,529,826	2,559,004
Total deposits	3,046,211	2,970,075	2,824,181	2,815,269
Federal funds purchased and other short-term borrowings	538,300	533,841	595,147	491,245
Short-term FHLB advances	215,000	403,000	391,000	280,000
Long-term FHLB advances and reverse repurchase agreements	1,390,878	1,388,052	1,411,003	1,286,726
Accrued expenses and other liabilities	63,950	55,149	58,209	61,028
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,304,339	5,400,117	5,329,540	4,984,268

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 75,000,000 shares
authorized; 70,425,000, 70,413,000, 70,439,000, and 69,879,000 issued and outstanding, respectively	352,125	320,058	320,177	317,633
Capital surplus	61,005	52,367	53,709	50,358
Unearned compensation - restricted stock	(3,207)	(3,674)	(4,197)	(1,666)
Retained earnings	3,634	34,580	24,414	3,893
Accumulated other comprehensive loss	(2,217)	(938)	(12,150)	(798)
Total shareholders’ equity	411,340	402,393	381,953	369,420

Total liabilities and shareholders’ equity	$5,715,679	$5,802,510	$5,711,493	$5,353,688

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Interest Income
Loans, including fees	$64,413	$59,241	$241,049	$247,125
Investment securities and FHLB stock dividends	9,864	7,287	41,330	18,555
Total interest income	74,277	66,528	282,379	265,680

Interest Expense
Deposits	14,451	13,207	53,179	56,305
Short-term borrowings	3,954	1,817	12,237	7,689
Long-term FHLB advances and reverse repurchase agreements	15,723	14,732	62,813	54,850
Long-term debt	1,075	1,075	4,300	4,339
Total interest expense	35,203	30,831	132,529	123,183
Net interest income	39,074	35,697	149,850	142,497
Provision for loan losses	1,750	3,000	8,500	12,000
Net interest income after provision for loan losses	37,324	32,697	141,350	130,497

Noninterest Income
Service charges	2,841	2,738	11,514	11,097
Mortgage banking income	6,441	8,218	22,739	38,976
Gain on sale of securities	497	691	2,461	2,190
Gain on sale of SBA loans	1,230	12	3,816	322
Income from bank owned life insurance	1,095	1,472	4,648	5,519
Other noninterest income	1,034	1,140	2,141	2,675
Total noninterest income	13,138	14,271	47,319	60,779

Noninterest Expense
Salaries and employee benefits	16,862	14,152	56,819	60,454
Occupancy expense of premises	2,584	2,615	10,243	10,296
Equipment expense	1,677	1,590	6,675	6,768
Other noninterest expense	5,203	7,967	20,338	27,136
Total noninterest expense	26,326	26,324	94,075	104,654
Income before income taxes	24,136	20,644	94,594	86,622
Provision for income taxes	7,332	6,019	27,910	25,896
Net income	$16,804	$14,625	$66,684	$60,726

Basic earnings per share	$.24	$.21	$.95	$.87
Diluted earnings per share	$.24	$.21	$.94	$.86

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$214	$309	$978	$3,175
Adjustable rate	230	217	979	866
Total residential mortgage loan closings	$444	$526	$1,957	$4,041

Conventional loans	$279	$322	$1,200	$3,042
Government loans	44	51	190	255
Jumbo and other loans	121	153	567	744
Total residential mortgage loan closings	$444	$526	$1,957	$4,041
Refinances (percent of total)	38%	38%	40%	66%

Performance Ratios (annualized for the quarter):
Return on average assets	1.17%	1.13%	1.18%	1.23%
Return on average equity	16.44%	16.10%	17.03%	17.33%
Net interest margin	2.88%	2.95%	2.83%	3.07%
Efficiency ratio (1)	50.00%	52.35%	47.34%	51.23%

Per Common Share Data:
Average common shares outstanding - diluted	71,425	70,787	71,273	70,589
Cash dividends declared	$.11	$.086	$.383	$.305
Book value	$5.84	$5.29	$5.84	$5.29
Tangible book value	$5.77	$5.20	$5.77	$5.20

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2004	2004	2004	2003
Capital Ratios:
Shareholders’ equity to assets	7.20%	6.93%	6.69%	6.90%
Tier 1 risk-based capital	11.91%	11.67%	11.77%	11.72%
Total risk-based capital	13.00%	12.82%	12.92%	12.85%
Tier 1 leverage	7.97%	7.80%	7.82%	8.04%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)
	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$689	$3	1.42%	$574	$1	0.37%
Mortgage loans held for sale	143,697	2,091	5.82	156,944	2,287	5.83
Securities available for sale	634,176	7,357	4.60	515,901	6,127	4.71
Securities held to maturity	227,877	2,613	4.59	98,297	1,139	4.64
Portfolio loans:
Commercial loans	1,570,694	23,575	5.87	1,499,542	21,249	5.54
Residential real estate mortgage loans	2,162,544	28,422	5.26	1,998,618	27,316	5.47
Installment loans	726,132	10,325	5.64	608,758	8,389	5.47
Total loans, net of unearned income	4,459,370	62,322	5.54	4,106,918	56,954	5.50
FHLB stock	80,733	829	4.07	80,750	1,024	5.03
Total interest-earning assets	5,546,542	75,215	5.38	4,959,384	67,532	5.40
Allowance for loan losses	(44,749)			(39,868)
Cash and due from banks	56,550			55,396
Other assets	198,569			186,733
Total assets	$5,756,912			$5,161,645

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$201,091	$194	0.38%	$187,742	$128	0.27%
Savings and money market accounts	1,091,774	3,895	1.42	1,080,141	3,486	1.28
Time deposits	1,467,204	10,362	2.80	1,322,256	9,593	2.88
Total interest-bearing deposits	2,760,069	14,451	2.08	2,590,139	13,207	2.02
Short-term borrowings	818,947	3,954	1.89	641,710	1,817	1.11
Long-term FHLB advances and reverse repurchase agreements	1,394,075	15,723	4.41	1,200,748	14,732	4.80
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,023,091	35,203	2.76	4,482,597	30,831	2.71
Noninterest-bearing deposits	286,931			268,030
Other liabilities	37,949			47,671
Total liabilities	5,347,971			4,798,298
Shareholders’ equity	408,941			363,347
Total liabilities and shareholders’ equity	$5,756,912			$5,161,645

Net interest income/ rate spread (FTE)		$40,012	2.62%		$36,701	2.69%

FTE adjustment		$938			$1,004

Impact of noninterest- bearing sources of funds			0.26%			0.26%

Net interest margin (FTE)			2.88%			2.95%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)
	Year Ended			Year Ended
	December 31, 2004			December 31, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$585	$7	1.21%	$322	$2	0.68%
Mortgage loans held for sale	119,070	6,862	5.76	359,486	20,339	5.66
Securities available for sale	699,607	31,590	4.50	339,593	16,630	4.90
Securities held to maturity	222,358	10,082	4.53	24,574	1,140	4.64
Portfolio loans:
Commercial loans	1,546,485	87,973	5.69	1,478,397	88,878	5.93
Residential real estate mortgage loans	2,089,464	109,446	5.24	1,864,960	103,118	5.53
Installment loans	676,236	36,768	5.42	592,342	34,790	5.87
Total loans, net of unearned income	4,312,185	234,187	5.43	3,935,699	226,786	5.73
FHLB stock	80,722	3,651	4.51	79,700	3,978	4.99
Total interest-earning assets	5,434,527	286,379	5.27	4,739,374	268,875	5.65
Allowance for loan losses	(43,016)			(38,352)
Cash and due from banks	54,642			63,898
Other assets	189,936			174,035
Total assets	$5,636,089			$4,938,955

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$192,728	$600	0.31%	$181,947	$599	0.33%
Savings and money market accounts	1,058,740	13,832	1.30	995,637	13,648	1.37
Time deposits	1,378,135	38,747	2.80	1,381,271	42,058	3.04
Total interest-bearing deposits	2,629,603	53,179	2.02	2,558,855	56,305	2.20
Short-term borrowings	852,002	12,237	1.41	603,847	7,689	1.26
Long-term FHLB advances and
reverse repurchase agreements	1,400,875	62,813	4.48	1,063,695	54,850	5.16
Long-term debt	50,000	4,300	8.60	50,563	4,339	8.58
Total interest-bearing liabilities	4,932,480	132,529	2.68	4,276,960	123,183	2.86
Noninterest-bearing deposits	276,799			269,436
Other liabilities	35,229			42,236
Total liabilities	5,244,508			4,588,632
Shareholders’ equity	391,581			350,323
Total liabilities and shareholders’ equity	$5,636,089			$4,938,955

Net interest income/ Rate spread (FTE)		$153,850	2.59%		$145,692	2.79%

FTE adjustment		$4,000			$3,195

Impact of noninterest-
bearing sources of funds			0.24%			0.28%

Net interest margin (FTE)			2.83%			3.07%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2004	2004	2004	2003
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$32,632	$37,712	$40,292	$38,319
Commercial real estate mortgage	1,542,660	1,517,746	1,512,948	1,482,814
Total commercial loans	1,575,292	1,555,458	1,553,240	1,521,133
Residential real estate mortgages	2,152,720	2,160,835	2,130,310	2,014,809
Installment loans (1)	735,963	715,767	672,730	621,572
Total portfolio loans	$4,463,975	$4,432,060	$4,356,280	$4,157,514

Non-performing assets:

Non-accrual loans:
Commercial	$17,744	$23,456	$22,889	$27,666
Residential real estate mortgage	10,705	10,330	11,476	11,181
Installment	852	1,071	1,070	873
Total non-accrual loans	29,301	34,857	35,435	39,720
Restructured loans	-	-	-	-
Other real estate owned	4,160	4,161	3,854	2,718
Total non-performing assets	$33,461	$39,018	$39,289	$42,438

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$44,167	$43,086	$41,556	$39,212
Loans charged off:
Commercial	753	1,279	1,131	1,618
Residential real estate mortgage	379	227	391	54
Installment	386	327	397	669
Total charge-offs	1,518	1,833	1,919	2,341
Recoveries:
Commercial	17	410	1,235	263
Residential real estate mortgage	35	32	-	-
Installment	184	222	214	137
Total recoveries	236	664	1,449	400
Net charge-offs	1,282	1,169	470	1,941
Provision charged to expense	1,750	2,250	2,000	3,000
Reclassification of allowance for loan losses
on unfunded loan commitments(2)	(2,817)	-	-	-
Balance at end of period	$41,818	$44,167	$43,086	$40,271

(1)	Includes indirect installment loan balances at December 31, 2004, September 30, 2004, June 30, 2004 and December 31, 2003 of $5.0 million, $6.2 million, $7.9 million and $13.4 million, respectively.

(2)
During the fourth quarter of 2004, the Company reclassified $2.8 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in unfunded loan commitments. Net income and prior period balances were not affected by this reclassification. The separate allowance is included in “accrued expenses and other liabilities”.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2004	2004	2004	2003
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	.75%	.88%	.90%	1.02%
Non-performing assets to total assets	.59%	.67%	.69%	.79%
Allowance for loan losses
to non-performing loans	142.72%	126.71%	121.59%	101.39%
Allowance for loan losses to loans	.94%	1.00%	.99%	.97%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.81%	1.94%	1.94%	1.88%
Net charge-offs to average loans: (1)
Commercial loans	.19%	.23%	(.03%)	.36%
Residential real estate mortgage loans	.06%	.04%	.08%	.01%
Installment loans	.11%	.06%	.11%	.35%
Total loans	.11%	.11%	.04%	.19%

(1)	Quarter-to-date, annualized.